Exhibit 99.1

Greenland Mines Ltd (NASDAQ: GRML) Visit greenlandmines.com for more information May 13 - 14, 2026, Toronto From Resource to Corridor: Developing the Skaergaard PGM - Au - V - Ga - Fe - Ti Project in East Greenland for the New Critical Minerals Economy Bo Møller Stensgaard, Ph.D., President, Greenland Mines Ltd. 1

Disclaime r This presentation contains “forward - looking information” within the meaning of applicable Canadian securities regulations and “forward - looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward - looking information”) . The forward - looking information contained in this presentation is made as of the date of this presentation . Except as required under applicable securities legislation, Greenland Mines Ltd (“ GRML ”) does not intend, and does not assume any obligation, to update this forward - looking information . Forward - looking information includes, but is not limited to, statements with respect to the timing and update of historic information ; the potential for expansion, new discoveries and future cash flows ; future price of minerals and the effects thereof ; the estimation of mineralization ; the timing and amount of estimated capital expenditures ; costs and timing of proposed activities ; plans and budgets for and expected results of exploration activities ; permitting time - lines ; requirements for additional capital ; government regulation of mining operations ; environmental risks ; reclamation obligations and expenses ; title disputes or claims, adequacy of insurance coverage, the availability of qualified labour, acquisition plans and strategies, the payment of dividends in the future, and GRML's use of the proceeds of an Offering . Often, but not always, forward - looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved . This forward - looking information is based on certain assumptions that GRML believes are reasonable, including that the current price of and demand for minerals being targeted by GRML will be sustained or will improve, the supply of minerals targeted will remain stable, that the company’s current exploration programs and objectives can be achieved, that general business and economic conditions will not change in a material adverse manner, that financing will be available if and when needed on reasonable terms and that GRML will not experience any material accident, labour dispute, or failure of plant or equipment . While GRML considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect . Forward - looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of GRML to be materially different from any future results, performance or achievements expressed or implied by the forward - looking information . Such factors include, among others, the risk that actual results of exploration activities will be different than anticipated, the cost of labour, equipment or materials increase more than expected, that the future price of minerals targeted by GRML will decline, that changes in project parameters as plans continue to be refined may result in increased costs, that plant, equipment or processes will fail to operate as anticipated, that accidents, labour disputes and other risks generally associated with mining may occur and that unanticipated delays in obtaining governmental approvals or financing or in the completion of development or construction activities may occur . Although GRML has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward - looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended . There can be no assurance that forward - looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements . Readers are cautioned not to place any reliance on forward - looking information due to the inherent uncertainty thereof . Certain technical and scientific information contained in this presentation is subject to National Instrument 43 - 101 – Standards of Disclosure for Mineral Projects and has been derived from, or is consistent with, technical reports prepared in accordance with NI 43 - 101 . Mineral resources are not mineral reserves and do not have demonstrated economic viability . Inferred mineral resources have a high degree of uncertainty as to their existence and economic and legal feasibility, and there is no certainty that all or any part of an inferred mineral resource will ever be upgraded to a higher category or converted into a mineral reserve . In addition, certain information contained in this presentation has been derived from third - party sources believed by GRML to be reliable ; however, such information has not been independently verified, and no representation is made as to its accuracy or completeness, and GRML undertakes no obligation to verify or update such information . References in this presentation to vanadium, gallium, iron and titanium relate to historical work, mineralogical and metallurgical studies, and conceptual development potential, and do not constitute current Mineral Resources or Mineral Reserves unless expressly stated otherwise . This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities, and no securities shall be offered or sold except pursuant to applicable securities laws . 2

Located in Southeast Greenland, the Skaergaard Project is a large undeveloped gold, palladium, and platinum Mineral Resource of 159Mt Indicated and 205 Mt Inferred 1 , with a gross in - situ contained metal value of approximately $68 Billion at February 2026 metal prices 2 Greenland Mines Ltd plans additional drilling and technical studies to evaluate the potential to expand and upgrade the current Mineral Resource and to assess additional by - product opportunities of vanadium, gallium, iron and titanium 3 1 NI 43 - 101 Technical Report on the Skaergaard Project, Southeastern Greenland. SLR Consulting, November 30, 2022. 2 Based on cumulative contained ounces of Au, Pd, and Pt in the 2022 NI 43 - 101 Technical Report MRE and February 2026 metal prices. The figure is agross in - situ contained metal value only, excludes all mining, processing, capital and other costs. It is not a Mineral Resource expressed in dollars and does not represent net present value, cash flow, or an economic analysis of the Skaergaard Project. 3 There is no certainty that further work will result in an increased resource or identify economically recoverable by - products 3

A thermal scar running NW - SE was created as Greenland shifted northwest over the Iceland hotspot starting approximately 80 million years ago. The 56 million year Skaergaard Intrusion represent the beating heart of the opening of the North Atlantic. Several kilometers of volcanic floodbasalts on top. Skaergaard Intrusion – the beating heart of the opening of the North Atlantic. Martos et al. 2018 - NASA, British Antarctic Survey, the Royal Observatory of the Spanish Navy, Stanford University and the University of Bristol Skaergaard Source: AI generated image 4

East Greenland – remote, yet connected and strategic




Skaergaard
450 km to Ittoqqortoormiit
GIUK GAP
NATO OTAN
400 km
1.5 hr by TwinOtter / 20 hrs for a bulk-carrier
600 km
2.5 hr by TwinOtter / 30 hrs for a bulk-carrier
2700 km to Amsterdam
400 km to Tasiilaq
1600 km to US East Coast
Denmark Strait
North Atlantic
Akureyri Inter. Airport
Reykjavik
Keflavik Inter. Airport
Tasiilaq

Reykjavik & Capital Region, Iceland

- Population ~250,000 in this region.
- Keflavik - 25 major international airlines: New York, Boston, Chicago, Seattle, Denver, Toronto, Montreal, Vancouver, London, Paris, Amsterdam, Copenhagen, Frankfurt, Nuuk and various seasonal vacation destinations.
- Abundant renewable energy; clean energy-intensive manufacturing (like aluminum smelting), data-centers, tourism, fishing and fish

Tasiilaq, East Greenland

- Town population ~2,000.
- Services from Nuuk & Iceland (summer months >2 per day).
- Tourism, fishing and fish; deep harbor facilities.
- Administrative center, Greenland main town in East Greenland.

5

Skaergaard Intrusion's Iconic Status

Skaergaard Intrusion in East Greenland was emplaced around 56 million years ago beneath an accumulating series of plateau basalts that had formed during the continental break-up and the opening of the North Atlantic Ocean.

First major scientific expedition to Skaergaard was led by L. R. Wager during 1935/36, resulting in a monumental memoir (Wager & Deer 1939), arguably one of the most significant petrological publications of the 20th century.

1986 saw the discovery of a giant, strata-bound gold and palladium deposit of a previously unknown type, forming distinct and repeated Platinum Group Metals (PGM), gold and copper enriched levels that resemble a 50 meter stack of layer-concordant gold-rimmed saucers defined by palladium and platinum rich gabbro known as the "Triple Group" due to its three prominent layers.

Due to its iconic status, the Skaergaard Intrusion has been the subject of research and study at various institutions, particularly those with strong geology or earth science programs, including the following:

University of Cambridge – UK
Aarhus University – Denmark
USGS science for a changing world – USA
Geological Survey of Denmark and Greenland GEUS – Denmark
University of Oxford – UK
Manchester 1824 The University of Manchester – UK
University of Oregon – USA
Caltech – USA
Hafniensis Sigillum Universitatis – Denmark
BGS British Geological Survey – UK
UBC The University of British Columbia – Canada
Durham University – UK



031°40'W
Watkins Fjord
SLR
7 km
Gneiss
0 500 1000 1500 2000 2500
Metres
N
Uttental Sund
Lower Zone
Triple Group PGE-Au Horizons
Gneiss
Upper Zone
11 km
Middle Zone
68°10'N
68°10'N
Upper Zone
Upper Border Series
Basalt
Intrusive Contact
Atlantic Ocean
Skaergaard Gabbro Intrusion
Upper Border Series
Upper Zone
Upper Zone
Lower Zone
Leucocratic gabbro layers (L0–L3); host gold, palladium and platinum reef horizons is 40-50 m thick

Source; WAI, 2013

6

Skaergaard Intrusion

3D illustration of the **Skaergaard layered intrusion** shown as a magmatic body **beneath Manhattan, New York**. Building heights and intrusion dimensions are drawn to approximate scale, highlighting the vastly larger size of Skaergaard relative to the city, though exact positions and shapes are schematic.

Triple Group

The host sequence of the gold, palladium and platinum reef horizons is 40-50 meter thick and may also contain additional critical- and bulk-metal potential currently under evaluation.


UBS
UZ
MZ
LZ
HZ
3 km
5 km
12 km

Oval shape; 11 x 7 x 3-4 km
UBS: Upper Border Series
UZ: Upper zone
MZ: Middle zone
LZ: Lower zone
HZ: Hidden zone

Illustrative purpose only.

7

Skaergaard Gold, Palladium, Platinum Mineralization


Triple Group
Triple Group



Deposit Overview

Deposit Type
Stratiform Au and Pd-Pt in mafic layered intrusion (Triple Group).

Host Rock
Leucocratic gabbro layers (L0–L3) within Skaergaard Intrusion.

Geometry
7.5 km (E–W) x 11 km (N–S), sill-like, 4 km depth potential.

Mineralization
Seven recognized horizons (H0–H6); Pd, Au and Pt-bearing zones. Thickness 2-5 meters in a 38-42 meters thick section of the Triple Group.


North-South Geologic Section
[looking east]
North
South
Triple Group:
PGE-Au Horizons
SURFACE PROFILE
1000m
1000m
ice
drill holes
Upper Border Series
Basistoppen Sheet
sea level
sea level
Basalt
Upper Zone
Middle Zone
Lower Zone
Hidden Zone
Marginal
Border
Series
Gneiss
FAULT ?
Marginal
Border
Series
Feeder
Dike
?
East-West Geologic Section
[looking east]
West
East
Triple Group:
PGE-Au Horizons
SURFACE PROFILE
1000m
1000m
UBS
ice
drill holes
sea level
sea level
Upper Zone
Middle Zone
Lower Zone
Hidden Zone
Marginal
Border
Series
Marginal
Border
Series
Gneiss
Basalt
?
?
0 1 2 3 4 5
Kilometres

After: Nielsen 2006

Mineralisation geometry and horizons shown are based on current geological interpretation and disclosed Mineral Resource information.

8

Skaergaard in 3D







Watkins Fjord
SLR
Gneiss
Lower Zone
Triple Group PGE-Au Horizons
Upper Zone
Middle Zone
Upper Border Series
Basalt
Intrusive Contact
Atlantic Ocean
Major Precious Metals Corp.
Skaergaard Project



0 500 1000 1500 2000
Metres
SLR
Oblique View
Plunge +27
Azimuth 070
Forbindelses Glacier
PRL11-58
PRL11-56
D-89-05
PRL11-54
UBZ
Bassistoppen Sheet
Ocean
LZc
LZa
Mz
UZa
UZb
UZb-t
UBZ-a
UZb-b
Feeder Dyke
Section Facing East
(after Nielsen 2006)
Glacier
UBZ
UZc
UZb
UZa
Mz
LZc
LZa
LZb
Hz
UBZ-a
Air
Glacier
Ocean
UZb-t
UBz-a
UBz-b
Basistoppen Sheet
UBZ
UZc
UZb
UZa
L3
Triple Group
H5
H4
H3
H1H2u
H3L1
H1H2L
H0
MZ
MZ
LZb
LZa
Hz
Feeder Dyke
Section Line
Mineralized sequence
Major Precious Metals Corp.
Skaergaard Project
Greenland
Geological Model

Source: NI 43-101 Technical Report on the Skaergaard Project, Southeastern Greenland. SLR Consulting, November 30, 2022

9

Historical work – recent results affect potential mining scenario Area where Triple Group and Au - Pd - Pt horizons are outcropping at surface or close to bed - rock subsurface (0 - 200m) Source: NI 43 - 101 Technical Report on the Skaergaard Project, Southeastern Greenland. SLR Consulting, November 30, 2022 10

Timeline

1935



The Skaergaard Intrusion was discovered by L.R. Wager in 1935, resulting in a monumental memoir (Wager & Deer 1939), arguably one of the most significant petrological publications of the 20th century.

From the 1950s and continuously until today, the Skaergaard Intrusion represents one of the most academically well-studied layered intrusions with more than1000 peer-reviewed research articles by very notable geoscientists and institutions.

Skaergaard Intrusion is in all geology text-books and is fundamental for the understanding of magma chamber processes.

1986 - 2000



Platinova Resources (Platinova) and **Geological Survey of Greenland** conducted in 1986 a geochemical prospecting program. Anomalous amounts of gold in stream sediment samples over Skaergaard.

Platinova was driven to the area which was thought to represent a triple junction with two active rifts and a 'failed arm' – **a favorable setting for economic mineralization**.

From 1986 to 1991, Platinova carried out **16,000 meters of diamond drilling and channel sampling**. Platinova and Corona Corporation formed a joint venture in 1988.

2000 - 2020


SCOPING STUDY ON THE SKAERGAARD DEPOSIT, GREENLAND
SRK Consulting

Gryphon Metals Corporation (Gryphon) in 2000 and Skaergaard Minerals Corporation (SMC) in 2003 both carried out **exploration programs**.

Platina Resources (Platina) took over the concession in 2007 and **drilled more than 35,000 meters of core** between 2007 and 2011. A **scoping study** was completed on behalf of Platina in 2007, and studies were initiated to support a Pre-Feasibility Study (PFS) in 2008. Several laboratory and bench-scale metallurgical studies in this period. However, the Project was not advanced at that time due to metal prices.

Large mineralogical studies funded by Geological Survey of Denmark and Greenland. Academic advancement in the understanding of Skaergaard Intrusion.

2020 onwards

GREENLAND MINES

Major Precious Metals Corp. acquired Skaergaard from Platina in 2020, comprising a 100% interest in the two Mineral Exploration Licenses (MEL).

In 2021, **Major Precious Metals was granted a third MEL adjacent to the Project**. Major Precious Metals changed its name to Intrusion Precious Metals Corp. in 2024.

Corporate restructuring to form Greenland Mines Corp. in 2025.

March 2026 – NASDAQ.

Nasdaq GREENLAND MINES

Greenland Mines Ltd
(NASDAQ: GRML)
Visit greenlandmines.com for more information

Drilling: **~45.000 m** drilling + channel sampling
Spend: Substantial cumulative exploration and technical investment over multiple decades - at least **US$60-75 million in today's dollars**.
Metallurgy: **Multiple laboratory, bench-scale and mini-bulk metallurgical programs** have been completed historically and are being advanced further.
Academic: **more than 1000 publications pertaining to Skaergaard intrusion** and its magma chamber processes.

11

Predictable 12 Source: NI 43 - 101 Technical Report on the Skaergaard Project, Southeastern Greenland. SLR Consulting, November 30, 2022

A fraction turned into resources 13 Source: NI 43 - 101 Technical Report on the Skaergaard Project, Southeastern Greenland. SLR Consulting, November 30, 2022

Skaergaard Mineral Resource Estimate NI 43-101 - November 22, 2022

	Au US$/oz	Pd US$/oz	Pt US$/oz
PdEq & AuEq MRE 2022	1,800	1,725	1,250

Category	Mineralised Area	Tonnage (Mt)	Grade (g/t)					Contained Metal (Moz)				
			PdEq 2022	AuEq 2022	Pd	Au	Pt	PdEq 2022	AuEq 2022	Pd	Au	Pt
Indicated	H5 N of Glacier	0.13	3.00	2.76	0.29	2.47	0.04	0.01	0.01	0.00	0.01	0.00
	Main	12.12	2.85	2.62	0.60	2.03	0.06	1.11	1.02	0.23	0.79	0.02
	H3 N of Glacier	3.36	2.05	1.88	0.48	1.40	0.05	0.22	0.20	0.05	0.15	0.01
	Main	40.76	1.91	1.77	0.84	0.95	0.06	2.51	2.31	1.10	1.24	0.08
	H0 N of Glacier	19.41	2.37	2.20	2.08	0.18	0.15	1.48	1.37	1.30	0.11	0.09
	Main	83.17	2.27	2.10	2.00	0.15	0.16	6.08	5.62	5.36	0.39	0.43
	Total Indicated ALL	**158.95**	**2.23**	**2.06**	**1.57**	**0.53**	**0.12**	**11.41**	**10.54**	**8.04**	**2.70**	**0.63**
Inferred	H5 N of Glacier	13.86	2.34	2.16	1.21	0.97	0.11	1.04	0.96	0.54	0.43	0.05
	Main	38.40	2.49	2.30	0.62	1.68	0.07	3.08	2.84	0.76	2.08	0.08
	H3 Main	40.42	1.74	1.61	0.92	0.72	0.06	2.27	2.09	1.19	0.94	0.07
	H3_L1 N of Glacier	0.04	2.40	2.22	0.53	1.70	0.04	0.00	0.00	0.00	0.00	0.00
	Main	7.78	1.97	1.81	0.96	0.87	0.08	0.49	0.45	0.24	0.22	0.02
	H0 N of Glacier	15.38	2.20	2.04	1.91	0.18	0.14	1.09	1.01	0.95	0.09	0.07
	Main	89.54	2.13	1.97	1.88	0.13	0.16	6.14	5.67	5.43	0.38	0.45
	Total Inferred ALL	**205.42**	**2.14**	**1.98**	**1.38**	**0.63**	**0.11**	**14.11**	**13.03**	**9.11**	**4.13**	**0.74**

NOTES

1. CIM (2014) definitions were followed for Mineral Resources.
2. PdEq grades were calculated using the formula PdEq (g/t) = g/t Pd + (1.079 * g/t Au) + (0.674 * g/t Pt), which assumes metal prices of US$1,725/oz Pd, US$1,800/oz Au, and US$1,250/oz Pt, metallurgical recoveries of 86% Pd, 89% Au, and 80% for Pt, and standard commercial terms for a precious metals concentrate. AuEq grades were calculated using the formula AuEq (g/t) = g/t Au + (0.926 * g/t Pd) + (0.624 * g/t Pt) and the same metal prices and metallurgical recoveries as PdEq.
3. Mineral Resources are estimated at a cut-off grade of 1.43 g/t PdEq, which assumes underground mining costs of US$35/t, processing costs of US$20/t, and general and administration (G&A) costs of US$5/t.
4. Reasonable prospects for eventual economic extraction were satisfied by constructing polygons using blocks above a grade-thickness field expressed as minimum mining thickness of two metres multiplied by the cut-off grade (1.43 g/t PdEq), including a visual check on the geometry and spatial continuity of the mineralisation.
5. Bulk density is 3.12 t/m3.
6. Numbers may not add due to rounding.
7. The Main area includes material south of the northern edge of the Forbindelses Glacier and under the glacier, and the N of Glacier area includes material to the north of the Forbindelses Glacier.
8. The NI 43-101 Summary of Mineral Resource – Effective November 22, 2022, was prepared by Philip A. Geusebroek, M.Sc., P.Geo., Consultant Resource Geologist, a Qualified Person as defined by NI 43-101. This is part of the "Technical Report on the Skaergaard Project, Southeastern Greenland Report for NI 43-101".

14

Skaergaard Metal Price Sensitivity - Three Illustrative Price Scenarios

	Au US$/oz	Pd US$/oz	Pt US$/oz
Low	3,000	1,725	2,100
Medium (Base)	3,500	1,725	2,100
High	5,000	1,800	2,175

SLR Technical Memorandum, May 2026.			Pd Equivalent Grades				Contained Metal			
Class 2022	**Horizon Name**	**Mass (Mt)**	**PdEq MRE 2022**	**PdEq 2026 Low**	**PdEq 2026 Medium**	**PdEq 2026 High**	**PdEq MRE 2022**	**PdEq 2026 Low**	**PdEq 2026 Medium**	**PdEq 2026 High**
			g/t Eq.	g/t Eq.	g/t Eq.	g/t Eq.	Moz Eq.	Moz Eq.	Moz Eq.	Moz Eq.
Indicated	H5	12.3	2.85	4.36	4.98	6.56	1.12	1.72	1.96	2.59
	H3	44.1	1.92	2.66	2.96	3.72	2.73	3.78	4.20	5.28
	H0	102.6	2.29	2.48	2.52	2.64	7.56	8.17	8.32	8.71
	Total Indicated ALL	**158.9**	**2.23**	**2.67**	**2.83**	**3.25**	**11.41**	**13.66**	**14.48**	**16.58**
Inferred	H5	38.4	2.49	3.75	4.25	5.57	3.08	4.63	5.25	6.87
	H3	54.3	1.90	2.50	2.73	3.35	3.31	4.36	4.77	5.84
	H3_L1	7.8	1.97	2.64	2.91	3.60	0.50	0.67	0.73	0.90
	H0	104.9	2.14	2.31	2.35	2.46	7.23	7.80	7.94	8.30
	Total Inferred ALL	**205.4**	**2.14**	**2.64**	**2.83**	**3.32**	**14.11**	**17.45**	**18.70**	**21.92**

NOTES

1. Not Mineral Resources. To be viewed only as a metal price sensitivity exercise.
2. All parameters except metal prices and metal equivalent conversion factors were held constant from the historical 2022 Mineral Resource. Please refer to the footnotes in the 2022 Technical Report for details.
3. Low sensitivity case assumes metal prices of US$1,725/oz Pd, US$3,000/oz Au, and US$2,100/oz Pt.
4. Medium sensitivity case assumes metal prices of US$1,725/oz Pd, US$3,500/oz Au, and US$2,100/oz Pt.
5. High sensitivity case assumes metal prices of US$1,800/oz Pd, US$5,000/oz Au, and US$2,175/oz Pt.
6. Bulk density is 3.12 t/m3.
7. Totals may differ due to rounding.
8. The Metal Price Sensitivity analysis of the 2022 Mineral Resource estimate for the Skaergaard Project using long-term metal price forecasts as a base case and adding two upside cases was prepared by SLR Consulting (Canada) Ltd. as a 'SLR Technical Memorandum' (April 29, 2026 – SLR Project No.: 501.066176.00001 – Revision: C) by Consultant Resource Geologist Philip A. Geusebroek, M.Sc., P.Geo. and North America Practice Leader, Mining Advisory J. Cox.

This sensitivity analysis is illustrative only, is not a Mineral Resource update, Preliminary Economic Assessment, Pre-Feasibility Study or Feasibility Study, and should not be interpreted as demonstrating economic viability.

15

What about other critical metals?

- The Triple Group sits in the **strongly fractionated layered Skaergaard mafic intrusion -** metal distribution is controlled by predictable magmatic layering rather than random overprint.
- The same **host sequence that carries Au-Pd-Pt is also consistently rich in Fe-Ti-V-oxides**; a 38–44 m profile reported average grades of **1.3 kg/t V_2O_5, 19% Fe_2O_3 and 6.6% TiO_2** in the host rocks around the precious-metal mineralization according to historical work and GEUS, the Geological Survey of Denmark and Greenland (not NI 43-101 compliant numbers)[1,2].
- **Gallium** follows Fe-bearing minerals in intrusion; **FeTi-oxides carries 80–120 g/t Ga** and potentially also elevated germanium (not NI 43-101 compliant numbers)[1,2].
- **Platina Resources era (pre-2020): Metallurgical testwork** demonstrated that titano-magnetite and ilmenite potentially can be upgraded via magnetic separation + flotation, and that vanadium potentially is recoverable in the titano-magnetite concentrate.
- In other words: the **precious metals mark the high-value horizon, but the broader rock package may also host additional Fe-Ti-V-Ga potential** that warrants further technical evaluation.


Fe-Ti
oxide
2 mm
Fe-Ti
oxide
C
Inclusion
1 mm
Cu-
sulfide
Pd-Cu
alloy
100 µm
Fe-Ti
oxide
Inclusion
500 µm
Cu-
sulfide
Pd-Cu
alloy
E
25 µm
Cu-
sulfide
Pd-Cu
alloy
50 µm

3D X-ray tomographic reconstructions used to study the platinum-group element (PGE) and gold mmineralization within the **Skaergaard**

Precious-metals upside plus potential critical/bulk-metal optionality

1 GEUS (2006): "A world-class deposit in the Skaergaard intrusion" – GEUS Fact Sheet 13; Bernstein et al. (2007), GEUS Report 2007/27.
2 Vanadium, gallium, iron and titanium references are based on historical studies, mineralogical observations, metallurgical work and technical interpretation. They are not current Mineral Resource estimates and should not be construed as such.

16

GTK Mintec Engaged to Advance Process De-Risking and Value Capture at Skaergaard

End-to-end mineralogical, metallurgical, pilot-scale and environmental test work designed to support a robust flowsheet for precious metals and bulk critical-metal products.

- Greenland Mines has engaged GTK Mintec under a framework agreement for an **integrated mineralogical, metallurgical, processing and related environmental program at Skaergaard**.
- GTK Mintec combines **advanced laboratories, an industrial-scale pilot plant, tailings test areas and process-water research facilities** in Outokumpu, Finland.
- The program is designed to evaluate and de-risk potential **flowsheet options and design across gold, palladium, platinum and potential FeTiV and other critical-metal products**.
- Planned work **spans ore characterization, beneficiation, hydrometallurgy, pilot-scale campaigns and tailings behavior**, giving Greenland Mines a **true ore-to-tailings test platform.**
- This work may support **technical de-risking, value engineering and project optionality - and strategic relevance beyond drilling alone.**

GTK


GTK
Pilot Processing Plant


Pilot
Mineralogy
Beneficiation
Hydrometallurgy
Pilot Plant
Tailings & Process Water

Mineralogy	Beneficiation	Hydrometallurgy	Pilot Plant	Tailings & Process Water
Liberation, grain size, association and metal deportment	Grinding, gravity, magnetic separation and flotation test work.	Leaching, pressure oxidation and alternative low-emission routes.	Continuous pilot campaigns to validate the selected flowsheets and generate design data	Representative tailings, geochemical behaviour, recycling and long-term performance.

Photo courtesy: GTK

17

Skaergaard as a large-tonnage option for…

Gold (Au)



2.7 Moz Indicated Contained Metal[1] **4.1 Moz** Inferred Contained Metal[1]	**~27%** of Total Resource	2026 In-Situ Resource Value[2] **~$34.8 Billion** Not Mineral Resource, not NPV, and not an economic analysis	Price at: **$5,100/oz** (Feb 2026)

Palladium (Pd)



8.0 Moz Indicated Contained Metal[1] **9.1 Moz** Inferred Contained Metal[1]	**~68%** of Total Resource	2026 In-Situ Resource Value[2] **~$30.8 Billion** Not Mineral Resource, not NPV, and not an economic analysis	Price at: **$1,800/oz** (Feb 2026)

Platinum (Pt)



0.6 Moz Indicated Contained Metal[1] **0.7 Moz** Inferred Contained Metal[1]	**~5%** of Total Resource	2026 In-Situ Resource Value[2] **~$3 Billion** Not Mineral Resource, not NPV, and not an economic analysis	Price at: **$2,175/oz** (Feb 2026)

- **~40% of global palladium comes from Russia**, a sanctioned and geopolitically exposed supplier.
- **South Africa** supplies the **largest share of global PGMs** and remains operationally fragile as a **deep, power-intensive mining jurisdiction.**
- **China controls key midstream** choke points and has already **imposed export controls on gallium.**
- **Greenland offers** a North Atlantic location inside the Kingdom of Denmark, close to both **EU and North American markets.**

These factors may support the strategic relevance of Skaergaard as a potential diversification opportunity within Western critical-mineral supply chains.

Potential by-products opportunities:



Vanadium



Gallium



Iron



Titanium

1. Indicated and Inferred Resources as per the 2022 NI 43-101 Technical Report MRE.
2. Au, Pd and Pt values shown are gross in-situ contained metal values only; not Mineral Resources expressed in dollars, not NPV, and not an economic analysis. The figure is a gross in-situ contained metal value only, excludes all mining, processing, capital and other costs, and does not represent net present value, cash flow, or an economic analysis of the Skaergaard Project. Based on cumulative contained ounces of Au, Pd, and Pt in the 2022 NI 43-101 Technical Report MRE and February 2026 metal prices. Vanadium, gallium, iron and titanium are not included in the current disclosed Mineral Resource estimate.

18

Field campaign 2026 to unlock the Project Preliminary Economic Assessment Exploitation Permit 19 Processing flow - sheet & pilot North Atlantic Critical Minerals Corridor • Large multi - technical field campaign; 2 months, >50 - person crew. • M/V Argus icebreaker vessel as the offshore logistics platform, providing helideck operations, accommodation, and Arctic - ready support for drilling and technical activities. • Drilling and geotechnical investigations planned; resource expansion/upgrade, metallurgical work and geotechnical characterization for open - pit/underground scenarios. • Bulk - sample collection of 30 - 50t for processing flow sheet and pilot plant processing – for processing flow - sheet. • Bathymetry survey for navigation charts and safety investigation. • Photogrammetry survey for geological mapping & DEM. • Environmental baseline work by WSP Denmark/Greenland. • SLR Consulting to support geological work, resource definition, and mine engineering input. • independent site & infrastructure engineering experts with Arctic experience. • Icelandic developments – LOI with industrial site owner, stakeholder dialogues and due diligence work … more to come

Skaergaard – remote, yet connect to a North Atlantic Minerals Corridor North Atlantic 20

• Deep, sheltered fjord for ship loading and bulk transport – access to open sea transport. • Direct access super - highways - North Atlantic sea routes for Iceland, US and Europe – future Transpolar Sea Route next to Skaergaard. • International Airport at Keflavik Iceland - local gravel airstrip at Sødalen next to Skaergaard . • Few populated areas in East Greenland; nearest town 400 km away. • Options for domestic workforce supported with additional workforce and specialists from nearby Iceland. US and Europe . • Strong knowledge on construction in North Atlantic conditions from Iceland, Greenland, Scandinavia, Canada and US. • Supportive institutional context within a stable jurisdictions in the region ; cross boundary dialogues for developments. • Geostrategic location – the eastern - end of the GIUK Gap; infrastructure and investments as a security measure. East Greenland & Skaergaard - characteristics Predicted shipping lanes in the Arctic 21

Iceland: a potential processing platform in a future North Atlantic minerals corridor

Site-ready industrial platforms, policy alignment, and green power for Skaergaard

Why Iceland leads

- **Industrial sites ready for scale**
  Established heavy-industry locations with port, grid and expansion logic
- **Policy-aligned jurisdiction**
  Long track record supporting energy-intensive processing under stable public frameworks and support
- **Renewable baseload advantage**
  Geothermal plus hydropower power supports low-carbon, large-load industrial operations
- **North Atlantic corridor fit**
  Natural processing bridge between Skaergaard, Iceland and allied end-markets


Skaergaard
Iceland
EUROPE
US EAST COAST

AI Generated







Sites in Iceland for illustrative purpose only: [1]Nesjavellir Geothermal Power Station, [2]Silicon metal production plant of PCC BakkiSilicon hf , 3 Grundartangi - one of Iceland's leading industry areas. Disclaimer: Illustrative strategic concept only. Processing location, logistics configuration, power assumptions and cost benefits remain subject to future technical, commercial, environmental, permitting and economic studies.

22

The North Atlantic Critical Minerals Corridor Illustrative cost comparisons and savings scenarios are based on assumptions described in the release 2026/04/16 and remain subject to future technical, commercial, and permitting dialogues and studies. 1 Eco - Business Park , Helguvik industrial site and harbor, ten minutes from the International Airport in Keflavik and forty - five minutes from Reykjavik city center. 2 Bakki Eco - Industrial Park , next to the town of Húsavík. Disclaimer: Illustrative strategic concept only. Processing location, logistics configuration, power assumptions and cost benefits remain subject to future technical, commercial, environmental, permitting and economic studies. Iceland Strategy Targets Lower Cost, Lower Carbon and Faster Development Pathway for Skaergaard • 100,000 – 200,000 m² Large industrial - zoned site footprint in Iceland available Large industrial - zoned sites with deep - water access, grid connection, and potential brownfield reuse could support a future full - scale processing hub. Potential existing industrial complexes and buildings re - furbished. Optionality for phased expansion. • <0.03 – 0.07US$/kWh Illustrative Icelandic industrial power objective <0.03 – 0.07 US$ per kWh from publicly available historical and recent price data versus diesel - based Arctic processing at roughly US$0.20/kWh - the prime driver for the strategy’s potential economic uplift. • US$60 – 70m / year Illustrative steady - state power - cost saving At an example 50 MW continuous processing load, or about 430 GWh per year, lower - cost renewable power could materially improve project resilience and operating margins. • ~400 km | 20 – 30 hours Skaergaard - to - Iceland logistics fit Short bulk - carrier transit from East Greenland to northwestern Iceland supports the case for an integrated North Atlantic mineral value chain. Additional benefit includes: • All year open - water access, established sea bulk - and freight - operations, optionality on processing locations, lower construction cost, faster construction, work - force availability, GREEN production  green metals, policy and security alignments, North Atlantic collaboration and investment schemes etc. Potential cumulative life - of - mine power savings for Skaergaard could be material 23

Watkins Fjord Sødalen 2 km Skaergaard Intrusion Direct access from shelter to ocean route: 400 - 600 km to Iceland – bulk - carrier 20 - 30 hrs 1,600 km to US East Coast – bulk - carrier 3.5 days 2,700 km to Amsterdam/Europe – bulk - carrier 5 days Skaergaard Site Sødalen gravel airstrip (600m) and onshore camp. 1.5 to 2.5 hr from Iceland by fixed - wing aircraft. Mikis Fjord (looking SE) Uttental Sund (looking NW) Photo courtesy: Höskildur Jónsson and GEUS T.F. Nielsen. Distances, shipping times and logistics scenarios are illustrative and do not constitute a definitive transportation plan, development plan or economic study. 24

Skaergaard Project – Mining Concept – *potential future operation*

- Preliminary internal concepts contemplate a potential initial open-pit operation strategically positioned to capitalize on one of the world's largest undeveloped platinum group metal (PGM) and gold + potential critical metals such as vanadium, gallium and bulk metals such as iron and titanium.

- The conceptual layout features a centralized open pit with conveyor-based ore transport to a dedicated processing/ore-sorting/concentration facility and mining camp located along sheltered deep-water Mikis Fjord, enabling deep-water shipping and export of concentrate to global markets – or processing at Iceland.

- The concept is intended to illustrate possible approaches to footprint, logistics and operating configuration, subject to future engineering, environmental review and permitting.

- Leveraging Greenland's competitive advantages: exceptional resource scale, favorable geology, and direct marine access. The project is designed to deliver robust economics, long mine life, and strong alignment with ESG principles.


Utttental Sund
Sødalen
2hr to Iceland
Inter. Airport
Vandfaldsdalen
Tailings
Open Pit
Conveyor
Road
Mining Camp
Road
Mikis Fjord
20 - 30 hrs to
Iceland
N
2 km
Skaergaard Project
- conceptual -

Disclaimer: This is a conceptual representation based on preliminary work and concepts representing a potential future operation at Skaergaard that still have not been validated by feasibility and permitting work. Final project configuration is subject to completion of feasibility studies, environmental and social impact assessments, community engagement, and receipt of all required permits and regulatory approvals.

25

Skaergaard: a large, strategic and evolving mineral opportunity • A large disclosed Au - Pd - Pt Mineral Resource provides the project’s current technical foundation. • Drilling, bulk - sampling, surveys and studies are planned for the field campaign in 2026 to evaluate potential resource growth/upgrade and future development pathways/mining scenarios. • Historical work and current programs indicate possible V - Ga - Fe - Ti by - product potential , which requires further technical work and is not currently included in the Mineral Resource. This work has been initiated. • Metallurgical and downstream processing concepts, together with logistical and engineering studies, are being advanced to evaluate optionality and strategic fit. • The potential to become an important North Atlantic supply - chain opportunity for Europe & North America. SCALE OPTIONALITY CORRIDOR STRATEGIC RELEVANCE 26

Forward - Looking Statements: This presentation contains forward - looking statements and assumptions, including but not limited to those regarding exploration potential, development timelines, resource expansion, and market dynamics. Please refer to the full disclaimer slide for additional detail. Greenland Mines Ltd greenlandmines.com contact@greenlandmines.com Greenland Mines Ltd (NASDAQ: GRML) Visit greenlandmines.com for more information END OF SLIDES 27